MASTER-FEEDER PARTICIPATION AGREEMENT


      THIS AGREEMENT is made as of the _____ day of____, 2001, by, between and among FAM DISTRIBUTORS, INC., a Delaware corporation ("FAMD"), OPPENHEIMER SELECT MANAGERS (the "Feeder Fund"), OPPENHEIMERFUNDS, INC., administrator of the Feeder Fund (the "Administrator"), and OPPENHEIMERFUNDS(R) DISTRIBUTOR, INC., the Feeder Fund's principal underwriter (the "Distributor").


                              W I T N E S S E T H:

      WHEREAS, the Feeder Fund has registered with the Securities and Exchange Commission ("SEC") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Feeder Fund intends to register with the SEC offers and sales of shares issued by the Feeder Fund under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, Quantitative Master Series Trust (the "Quantitative Master Trust" or a "Master Trust") has registered with the SEC as an open-end series management investment company under the 1940 Act; and

      WHEREAS, the beneficial interests in the Quantitative Master Trust are divided into several series, each series representing an interest in a particular managed portfolio of securities and other assets (the beneficial interests in each such series hereinafter referred to as "Quantitative Shares" or "Shares"), which series include Master S&P 500 Index Series (the "Master S&P 500 Fund" or a "Master Fund"); and

      WHEREAS, Master Focus Twenty Trust (a "Master Trust" or a "Master Fund," as applicable) has registered with the SEC as an open-end management investment company under the 1940 Act (beneficial interests in which are hereinafter referred to as "Focus Shares" or "Shares"); and

      WHEREAS,  FAMD is a  broker-dealer  registered  with the SEC, a member of
the  National  Association  of  Securities  Dealers,   Inc.  ("NASD")  and  the
placement agent for the Shares; and

      WHEREAS, each of Mercury Advisors S&P 500 Index Fund and Mercury Advisors Focus Growth Fund, each a separate series of the Feeder Fund (each a "Feeder Series"), intends to meet its respective investment objective by investing all of its respective assets in Quantitative Shares and Focus Shares, respectively; and

      WHEREAS, FAMD is willing to sell Quantitative Shares and Focus Shares to the Feeder Fund on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:



                                    ARTICLE 1
                                 Sale of Shares


      1.1 Sale of Shares. By placing orders through FAMD, each Feeder Series will invest its investable assets in the applicable Master Fund and, in exchange therefor, the Master Fund will issue to the Feeder Series, Shares of the applicable Master Fund equal in value to the assets of the Feeder Series conveyed to such Master Fund (based on the net asset value of the Master Fund, as calculated in accordance with the applicable Master Trust's then-current registration statement). Each Feeder Series may add to or reduce its investment in the applicable Master Fund from time to time. Shares shall be ordered in such quantities and at such times as determined by the Administrator to be necessary to meet the investment objectives of each Feeder Series. FAMD or the Trustees of a Master Trust (the "Trustees") may refuse to sell Shares to a Feeder Series or the Administrator, or suspend or terminate the offering of Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of a Master Fund.


      1.2 Redemption of Shares. Subject to Section 1.3 of this Agreement, FAMD will redeem any full or fractional Shares when requested by the Administrator on behalf of a Feeder Series in accordance with the operational procedures mutually agreed to by FAMD and the Administrator from time to time and the provisions of the applicable Master Trust's then-current registration statement.

      1.3 Purchase and Redemption Procedures. FAMD shall accept purchase and redemption orders resulting from investment in and payments to a Feeder Series on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern time on such Business Day and reflect instructions received by the Administrator or Distributor, as applicable, from Feeder Series shareholders in good order prior to the time the net asset value of the applicable Master Fund is priced in accordance with its then current registration statement (such Master Fund's "valuation time") on the prior Business Day. Any purchase or redemption order for shares of a Feeder Series received, on any Business Day, after such Master Fund's valuation time on such Business Day shall be deemed received prior to the valuation time on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the applicable Master Trust calculates a net asset value for its Shares pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by FAMD as agent for each Master Trust in such written or electronic form as FAMD may establish upon prior notice to the Administrator. FAMD may reject purchase and redemption orders that are not in proper form. In the event that the Administrator requests, and FAMD agrees, to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Administrator, on behalf of the Feeder Fund, shall be responsible (i) for confirming with FAMD that any communication sent by the Administrator was in fact received by FAMD in proper form, and (ii) for the effect of any delay in FAMD's receipt of such communication in proper form. FAMD shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule A, or any subsequent list of authorized individuals provided FAMD by the Administrator in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.


      1.4 Payment. Purchase and redemption orders that are transmitted to FAMD in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that FAMD receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Feeder Fund shall fail to pay in a timely manner for any purchase order validly received by FAMD pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Feeder Fund or the Administrator), the Administrator shall hold the applicable Master Fund harmless from any losses reasonably sustained by such Master Fund as the result of FAMD acting in reliance on such purchase order. In the event that the Master Fund shall fail to pay in a timely manner for any redemption order validly received by FAMD pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Master Fund or the Administrator), FAMD shall hold the applicable Feeder Fund harmless from any losses reasonably sustained by such Feeder Fund as the result of FAMD acting in reliance on such redemption order.


      1.5 Share Ownership. Issuance and transfer of Shares will be by book entry only. Stock certificates will not be issued to the Feeder Fund. Shares ordered from FAMD will be recorded in the appropriate title for the Feeder Series.

      1.6 Tax Information. FAMD shall furnish prompt notice to the Administrator of any income, dividends or capital gain distribution payable on Shares. Each Feeder Series hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares in additional Shares. FAMD shall notify the Administrator of the number of Shares so issued as payment of such dividends and distributions. FAMD shall furnish to the Administrator information regarding each applicable Feeder Series' allocable share of income, gain, loss, deduction and credit of the Master Fund, as determined for federal income tax purposes.


      1.7 Net Asset Value. FAMD shall make the net asset value per share for each Master Fund available to the Administrator on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:50 p.m., New York time. FAMD agrees to notify the Administrator promptly whenever a material pricing error is made in the pricing of shares of a Master Fund and to indemnify the Administrator or the applicable Feeder Series and hold the Administrator and such Feeder Series harmless against any and all losses, claims, liabilities or expenses to which the Feeder Series or the Administrator may become subject insofar as any such loss, claim, liability or expense arises out of or is the direct result of any material error made in the pricing of shares of a Master Fund. Payment shall be made by FAMD promptly upon receipt of a bill from the Administrator stating the losses resulting from the price correction. In determining materiality for the purposes of this provision, FAMD agrees to follow the pricing error guidelines that the SEC has accepted for the net asset value materiality standard.


      1.8 Conditions Precedent. The obligations of each party hereto to consummate the transactions provided for herein are subject to (i) all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby; and (ii) the Trustees of the respective Master Trust having approved the sale of Shares to the Feeder Fund.


                                    Article 2
                                Other Obligations


      2.1 Statements Regarding a Master Trust and Master Fund. The Administrator, the Distributor, and the Feeder Fund shall not give any information or make any representations or statements on behalf of a Master Trust or a Master Fund, or concerning a Master Trust or a Master Fund or its investment adviser, in connection with the sale of shares of the Feeder Fund or otherwise, other than information or representations contained in and accurately derived from the current registration statement for such Master Fund Shares (as such registration statement may be amended or supplemented from time to time), reports prepared by a Master Trust, or in sales literature or other promotional material approved in writing by FAMD or its designee, except with the written permission of FAMD or its designee. The Administrator will furnish to FAMD, a reasonable time prior to filing, drafts of amendments to the Feeder Fund's registration statement or other filings with the SEC which reference a Master Trust or a Master Fund, and the Distributor will furnish to FAMD, a reasonable time prior to filing with the NASD, any advertising or sales literature that directly or indirectly references a Master Trust, a Master Fund, its respective investment adviser or FAMD. The Administrator, Distributor and Feeder Fund, as applicable, each agrees to make such modifications to the documents described in the prior sentence as may be reasonably requested by FAMD or its designee, other than information or representations contained in and accurately and completely derived from the current registration statement for such Master Fund Shares (as such registration statement may be amended or supplemented from time to time).


      2.2 Statements Regarding the Feeder Fund. FAMD shall not give any information or make any representations or statements on behalf of the Feeder Fund, or concerning the Feeder Fund, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Feeder Fund (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Administrator for distribution including sales literature or other promotional materials, except with the written permission of the Administrator. FAMD will furnish to the Administrator, prior to filing, drafts of any filings with the SEC which reference the Feeder Fund, and, upon the Administrator's request, any advertising or sales literature produced by FAMD which references the Feeder Fund.


      2.3 Master Fund Materials. FAMD agrees to provide the Feeder Fund's board of trustees with such written materials as such board of trustees may reasonably request. FAMD further agrees to cause the relevant portfolio manager(s) for a Master Fund to appear before such board of trustees from time to time as such board of trustees may reasonably request. The parties hereto acknowledge such portfolio manager appearances may occur either by telephone or video-conference absent a reasonable request by the board of trustees for an in-person portfolio manager appearance.

      2.4 Joint Marketing. FAMD shall provide to the Distributor from time to time as the Distributor may reasonably request the assistance of a FAMD employee familiar with the Master Funds for purposes of marketing and distribution of the Feeder Series.



                                    Article 3
         Representations, Warranties, Covenants, and Acknowledgements

      3.1 Representations, Warranties, Covenants, and Acknowledgements of the Administrator and the Feeder Fund. The Administrator and the Feeder Fund represent, warrant, covenant, and acknowledge that:


(a) Organization. The Feeder Fund is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to own property and conduct business as proposed to be conducted pursuant to this Agreement.

      (b)  1933  Act   Registration.   The  Feeder  Fund  has  duly  filed  all
           ------------------------
           registration statements and other documents (collectively, "SEC Filings") required to be filed under the 1933 Act in connection with the registration of its shares. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and, in part in reliance on certain representations made by the President of the Master Funds regarding the Master Funds, the Administrator and the Feeder Fund represent that the SEC filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, the descriptions of each Master Fund and its investment objectives and policies contained in the Feeder Fund's registration statement shall be consistent in all material respects with the description thereof contained in the respective Master Trust's registration statement. In recognition of the requirement imposed by the SEC that the Trustees of each Master Trust sign the registration statement of the Feeder Fund, the Administrator agrees to cooperate with the due diligence efforts undertaken by and on behalf of the Trustees and to furnish such information as shall be reasonably requested. The Administrator is aware that Shares of a Master Trust are not registered for sale with the SEC under the 1933 Act, and are offered to the Feeder Series in reliance on the exemption set forth in Section 4(2) of the 1933 Act for transactions not involving a public offering. Each Feeder Series is purchasing Shares for its own account as a principal for investment and not with a view to resale or distribution. The Feeder Series shall not permit any other person to have any beneficial interests in the Shares (other than its shareholders, participants or other beneficiaries by virtue of their ownership of shares of the Feeder Series), and it shall not assign, transfer, convey or encumber all or any portion of the Shares purchased by it, except in accordance with the Declaration of Trust of the applicable Master Trust and, as necessary, pursuant to an exemption from registration under the 1933 Act.


(c) 1940 Act Registration. The Feeder Fund is duly registered as an open-end management investment company under the 1940 Act.

(d) Tax Status. The Administrator is aware that each Master Fund has the status of a partnership for US federal income tax purposes.

(e) Proxy Voting. On any matter in which a vote of holders of Shares is sought, with respect to which a Feeder Series is entitled to vote, the Feeder Fund will either seek instructions from the holders of the Feeder Series' securities and vote on the matter in accordance with such instructions, or the Feeder Fund will vote the Shares of a Master Fund held by its Feeder Series in the same proportion as the vote of all other holders of Shares of such Master Fund.

(f) Other Shareholders. Shares of each Master Fund are offered to other parties, and purchase and redemption activity by such other parties may affect the investment results of such Master Fund.

(g) In-Kind Redemption. If the Feeder Fund desires to redeem all Shares held by a Feeder Series in a Master Fund, unless otherwise mutually agreed to by the parties hereto, the Master Fund may effect such redemption "in kind" in accordance with the in-kind redemption procedures adopted by the respective Master Trust's Board of Trustees.


(c)     Legal Opinion.  The  Administrator or the Feeder Fund shall cause to be
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           delivered  to FAMD an opinion of counsel  addressed  to the Trustees of each Master Trust in connection with the filing of the Feeder Fund's registration statement and each amendment thereto relating to the investment disclosure of the Feeder Fund. Each such opinion shall state that the description contained in the Feeder Fund's registration statement is consistent in all material respects with the respective Master Fund's investment objectives and policies as described in the Master Trust's registration statement and that to
           the  best  of  such   counsel's   knowledge,   the   Feeder   Fund's
           registration statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


      3.2 Representations and Warranties of FAMD. FAMD represents, warrants and acknowledges that:

      (a) Organization. Each Master Trust is duly organized and validly existing under the laws of the State of Delaware as a business trust. The Master S&P 500 Fund is a duly and validly designated series of the Quantitative Master Trust. Each Master Trust has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

(b) 1933 Act Registration. Shares of each Master Fund are not required to be registered under the 1933 Act because such Shares are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

(c)   1940  Act  Registration.  Each  Master  Trust  is duly  registered  as an
------------------------------
           open-end management investment company under the 1940 Act. Each Master Trust's 1940 Act registration statement was prepared in accordance with the requirements of the SEC, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. FAMD will furnish to the Administrator, promptly following filing, any amendments to the Master Trusts' 1940 Act registration statements which relate to the applicable Master Fund.

(d) Tax Status. Each Master Fund is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").


                                      ARTICLE 4
                                   Indemnification


           4.1 Indemnification by the Feeder Fund and Administrator. The applicable Feeder Series of the Feeder Fund, the Administrator and the Distributor jointly and severally agree to indemnify and hold harmless FAMD, each Master Trust and each of their respective Trustees, directors, officers, employees, agents and affiliates, and each person, if any, who controls the Master Trust or FAMD within the meaning of Section 15 of the 1933 Act
(collectively the "Indemnified Parties" for purposes of this Section 4.1, each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Feeder Fund, the Administrator and the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), as incurred, to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:


           (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or statement of additional information for the Feeder Fund or in sales literature generated or approved by the Administrator, Distributor or the Feeder Fund (or any amendment or supplement to any of the foregoing) (collectively, "Feeder Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state in the Feeder Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Administrator, the Distributor or the Feeder Fund by or on behalf of FAMD or the applicable Master Trust specifically for use in Feeder Documents or in connection with the sale of shares of the Feeder Fund; or

           (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Master Documents (as defined in Section 4.2(a) below) or wrongful conduct of the Administrator, Distributor, the Feeder Fund or persons under their control, with respect to the sale or acquisition of shares of the Feeder Fund; or

           (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Master Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to FAMD or the Master Trust by or on behalf of the Administrator, the Distributor or the Feeder Fund; or

           (d) arise out of or result from any failure by the Administrator or Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

           (e) arise out of or result from any material breach of any representation, warranty or covenant made by the Administrator, the Distributor or the Feeder Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator, the Distributor or the Feeder Fund.

      4.2 Indemnification by FAMD. FAMD agrees to indemnify and hold harmless the Administrator, the Distributor, the Feeder Fund and each of their respective directors, officers, employees, agents and affiliates, and each person, if any, who controls the Feeder Fund, the Administrator or Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 4.2 each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FAMD and the applicable Master Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), as incurred, to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:


           (a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement for the applicable Master Trust (or any amendment or supplement thereto) or in sales literature approved by FAMD or its designee (but solely with respect to statements in said sales literature regarding the applicable Master Trust), (collectively, "Master Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state in the Master Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to FAMD or the applicable Master Trust by or on behalf of the Administrator, the Distributor or the Feeder Fund specifically for use in Master Documents or otherwise for use in connection with the sale of shares of the Feeder Fund; or


           (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Feeder Documents) or wrongful conduct of FAMD, the applicable Master Trust or persons under their control, with respect to the sale or acquisition of shares of the Feeder Fund; or

           (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Feeder Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Administrator, Distributor or the Feeder Fund by or on behalf of FAMD or the applicable Master Trust; or

           (d) arise out of or result from any failure by FAMD to provide the services or furnish the materials required under the terms of this Agreement;


           arise out of or result from any material breach of any representation, warranty or covenant made by FAMD in this Agreement or arise out of or result from any other material breach of this Agreement by FAMD; or

           (f) arise out of or result from any material failure by the applicable Master Trust to comply with the terms and policies of its registration statement or any applicable law.

      4.3 Bad Faith. None of the Administrator, the Distributor, the Feeder Fund or FAMD shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.



      4.4 Notice. None of the Administrator, the Distributor, the Feeder Fund or FAMD shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within five business days after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 4.1 and 4.2.

      4.5 Participation. In case any such action is brought against the Indemnified
Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.


      4.6 Contribution. If the indemnification provided for in this Article 4 is for any reason, other than pursuant to the terms hereof, held to be unavailable to an Indemnified Party in respect of any Losses (or actions in respect thereof) referred to in this Article 4, then, in order to provide for just and equitable contribution, each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the indemnifying and Indemnified Parties in connection with the statements, actions or omissions which resulted in such Losses (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits received by the indemnifying and Indemnified Parties from the transactions at issue. FAMD, the Feeder Fund, the Administrator and the Distributor agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation not taking into account the equitable considerations referred to above in this section. The amount paid or payable by an Indemnified Party as a result of the Losses (or actions in respect thereof) referred to above in this section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of each Indemnified Party, on the one hand, and an indemnifying party, on the other hand, shall be determined by reference to, among other things, whether the Losses relate to information supplied by, or action or omission within the control of, the indemnifying party or the Indemnified Party and the relative parties' intent, knowledge, access to information and opportunity to correct or prevent the act, statement or omission that gave rise to the Losses. Upon the occurrence of any Losses for which contribution hereunder may be required, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution by the contributor of the Losses incurred. No party shall be liable for contribution in connection with settlement with respect to Losses without its written consent.



                                    ARTICLE 5
                                   Termination

      5.1 Termination without Cause. This Agreement may be terminated by either party for any reason, without the payment of any penalty, by 90 days' advance written notice to the other party (the "Notice Period"), provided that such termination shall be effective with respect to the Feeder Fund and a Master
Trust upon the later to occur of the end of the Notice Period and full redemption by the applicable Feeder Series of any interests held in the respective Master Fund.

      5.2 Termination by FAMD for Cause. This Agreement may be terminated without prior notice, at the option of FAMD, upon any finding or ruling against the Administrator, the Distributor or the Feeder Fund by a court or the NASD, the SEC, or any other regulatory body regarding the Administrator's, the Distributor's or the Feeder Fund's duties under this Agreement or related to the sale of shares of the Feeder Fund, or any settlement of any proceedings or undertaking to any regulatory body that would, in FAMD's reasonable judgment, materially impair the Administrator's, the Distributor's or the Feeder Fund's ability to meet and perform its obligations and duties hereunder.

      5.3 Termination by the Administrator, the Distributor and the Feeder Fund for Cause. This Agreement may be terminated without prior notice, at the option of the Administrator, the Distributor and the Feeder Fund, upon any finding or ruling against FAMD or a Master Trust by a court or the NASD, the SEC, or any other regulatory body regarding FAMD's duties under this Agreement or related to the sale of Shares, or any settlement of any proceedings or undertaking to any regulatory body that would, in the Administrator's, the Distributor's and the Feeder Fund's reasonable judgment, materially impair FAMD's ability to meet and perform its obligations and duties hereunder.

      5.4 Termination due to Material Adverse Circumstance. This Agreement may be terminated by any party, at its option, if such party shall reasonably determine, in its sole judgment exercised in good faith, that either (1) the Administrator, the Distributor or FAMD, as the case may be, shall have suffered a material adverse change in its business or financial condition or (2) the Feeder Fund or the applicable Master Trust, as the case may be, shall have been the subject of adverse publicity that is likely to have a material adverse impact upon the business and operations of such other party.

      5.5 Date of Termination. In the event of a termination of this Agreement pursuant to Sections 5.2, 5.3 or 5.4, the parties shall promptly in good faith mutually agree on a date on which the Feeder Fund will redeem all interests held by its Feeder Series in the applicable Master Fund, and this Agreement shall terminate with respect to such Feeder Series and the applicable Master Trust on the next day following such date.

5.6   Survival.  The  provisions  of  Articles  3, 4 and 5  shall  survive  the
      --------
termination of this Agreement.

5.7 Separate Agreement. This Agreement shall constitute a separate agreement with respect to each Feeder Series and the respective Master Trust. The termination of this Agreement with respect to a Feeder Series and the respective Master Trust shall not, except as otherwise provided herein, constitute a termination of this Agreement with respect to the other Feeder Series and the respective Master Trust.


                                    ARTICLE 6
                                     Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to FAMD:

           FAM Distributors, Inc.
           800 Scudders Mill Road
           Plainsboro, New Jersey  08536
           Attention:  General Counsel


      If to the Administrator:


           OppenheimerFunds, Inc.
           Two World Trade Center
           New York, New York  10048-0203
           Attn:  General Counsel



      If to the Distributor:


           OppenheimerFunds Distributor, Inc.
           Two World Trade Center
           New York, New York  10048-0203
           Attn:  General Counsel



      If to the Feeder Fund:


           c/o OppenheimerFunds, Inc.
           Two World Trade Center
           New York, New York  10048-0203
           Attn:  General Counsel




                                    ARTICLE 7
                                  Miscellaneous

      7.1 Headings and Captions. The headings and captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      7.2 Expenses. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      7.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      7.4 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      7.5 Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof, and shall be subject to the provisions of the 1933 and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

      7.6 Governmental Authorities. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC and the NASD) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall use its best efforts to provide the other party with reasonable notice of any governmental investigation or inquiry relating to this Agreement or the transactions contemplated hereby of which it has knowledge.

      7.7 Cumulative Rights and Remedies. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      7.8 Non-Exclusivity. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

      7.9   Non-Assignability.   Neither  this   Agreement  nor  any  rights  or
obligations hereunder may be assigned by either party without the prior written approval of the other party.

      7.10 Amendment. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

     No Waiver. No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.


7.12 Several Liability. Notwithstanding anything to the contrary herein, or in any agreement or understanding related to this Agreement, any liability for Losses of a series of the Feeder Fund and any obligation or liability to indemnify an Indemnified Party shall be the several, and not the joint and several, obligation or liability of the series of the Feeder Fund to which the obligation or liability relates, and no other series of the Feeder Fund shall have any obligation or liability for any Losses or indemnification attributable to the acts or omissions of any other series of the Feeder Fund.

7.13 Disclaimer of Shareholder and Trustee Liability. FAMD understands that the obligations of the Feeder Fund under this Agreement are not binding upon any Trustee or shareholder of the Feeder Fund or any series thereof personally, but bind only the Feeder Fund and the Feeder Fund's property. FAMD represents that it has notice of the provisions of the Declaration of Trust of the Feeder Fund disclaiming Trustee and shareholder liability for acts or obligations of the Feeder Fund.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

                             FAM DISTRIBUTORS, INC.

                           By:

                              Title:

                           OPPENHEIMER SELECT MANAGERS

                           By: _____________________________________
                              Title:

                           OPPENHEIMERFUNDS(R) DISTRIBUTOR, INC.

                           By:

                              Title:



                             OPPENHEIMERFUNDS, INC.

                           By:_____________________________________

                              Title:

                                   Schedule A

           Persons Authorized to Act on Behalf of the Administrator


      FAMD and its agents are authorized to rely on instructions from the following individuals on behalf of the Administrator on its own behalf and on behalf of the Feeder Fund:


      Name                        Signature



David Foxhoven             ______________________________

David Mabry                ______________________________

Matt O'Donnell             ______________________________

Brian Petersen             ______________________________

Chris Winter               ______________________________

K.C. Young                 ______________________________